Exhibit 10.3

Stock Purchase Agreement
This Stock Purchase Agreement (the "Agreement") is made as of July __, 2015, by and between Mexico Sales Made Easy, Inc., a Nevada corporation ("Company"), and __________________________, an investor ("Investor").
AGREEMENT
WHEREAS, the Investor wishes participate in the Company's Private Offering to Accredited investors only by purchasing from the Company, and the Company wishes to sell and issue to the Investor, upon the terms and conditions stated in this Agreement, an aggregate of up to 250 units (the "Units") at a purchase price of $1,000 per Unit, each Unit consisting of (i) 4,000 shares  of the Company's Common Stock, par value $0.001 per share (the "Common Stock")  and (ii) Warrants in the form attached as Exhibit A hereto ("Warrants") to purchase 4,000 shares of the Company's Common Stock, par value $0.001 per share at an exercise price of $0.50 per share expiring two years from the date of issuance, upon the terms and conditions set forth in this Agreement.
NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree to the sale and purchase of the Units as follows:
1.            Sale of Units.  Subject to the terms and conditions of this Agreement, on the Purchase Date (as defined below) the Company will sell to Investor, and Investor agrees to purchase from Company, __________ Units for a total purchase price of $_________. Each Unit consisting of (i) 4,000 shares of the Company's Common Stock, par value $0.001 per share and (ii) Warrants in the form attached as Exhibit A hereto to purchase 4,000 shares of the Company's Common Stock, par value $0.001 per share at an exercise price of $0.50 per share.
2.            Purchase.  The purchase and sale of the Shares under this Agreement shall occur at the time of execution of this Agreement by the parties or on such other date as Company and Investor shall agree (the "Purchase Date").
3.            Representations and Warranties of the Investor.  In connection with the purchase of the Shares, Investor represents to Company and understands that Company is relying upon the following:
a)            Authorization.  This Agreement constitutes such Investor's valid and legally binding obligation, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

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b)            Purchase Entirely for Own Account.  Such Investor acknowledges that this Agreement is made with such Investor in reliance upon such Investor's representation to the Company that the Securities will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.  By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to the Securities.  Such Investor represents that it has full power and authority to enter into this Agreement.

c)            Disclosure of Information.  Such Investor acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities.  Such Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities.
d)            Investment Experience.  Such Investor is an investor in securities of companies in the development stage and acknowledges that it can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.  If other than an individual, such Investor also represents it has not been organized solely for the purpose of acquiring the Securities.

e)            Accredited Investor.  Such Investor is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, as presently in effect.
g)            Restricted Securities.  Such Investor understands that the Securities are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances.  Such Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

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Investor acknowledges and understands that the Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), and must be held indefinitely unless they are subsequently registered under the Act and/or applicable state securities laws, or exemptions from such registration are available.  The Company has not made any representation, warranties, or covenants regarding the registration of the Shares or exemption under the Act. Investor acknowledges that the Company has no obligation to register or qualify the Shares for resale.  Investor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and requirements relating to the Company which are outside of Investor's control, and which the Company is under no obligation and may not be able to satisfy.

h)            Legends. Investor understands that any and all certificates representing the Securities and any and all securities issued in replacement thereof or in exchange therefore shall bear the following legend, or one substantially similar thereto, which Investor has read and understands:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE ACT) AND ARE RESTRICTED SECURITIES AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY."

In addition, the certificates representing the Shares, and any and all securities issued in replacement thereof or in exchange therefore, shall bear such legend as may be required by the securities laws of the state in which Investor resides.

i)            Because of the restrictions imposed on resale, Investor understands that the Company shall have the right to note stop-transfer instructions in the stock transfer records. Any sales, transfers, or any other dispositions of the Shares by Investor, if any, will be in compliance with the Act.

 j)            Investor understands that Investor may suffer adverse tax consequences as a result of Investor's purchase or disposition of the Shares.  Investor represents that Investor has consulted any tax consultants Investor deems advisable in connection with the purchase or disposition of the Shares and that Investor is not relying on the Company for any tax advice.

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4.            Dispute Resolution.
                          a)Binding Arbitration.  Any claim or dispute arising out of the terms, provisions or performance of this Agreement shall be resolved only by binding arbitration, which shall result in a final, binding and non-appealable ruling, as set forth below, with the exception of good faith and necessary applications for injunctive relief, which are the only matters that may be submitted to the courts.

The following procedural rules shall apply and shall be strictly adhered to.  Written demand for arbitration shall be served on the other party and the proposed arbitrator.  The arbitration hearing will be scheduled by the arbitrator immediately, and held within 30 days of demand, or acceptance by the arbitrator of the matter, whichever occurs last, unless otherwise agreed to, in writing, by the parties.  Immediately upon acceptance of the matter, the arbitrator shall submit to the parties a briefing schedule.  The arbitrator shall limit presentation of evidence and argument to no more than eight hours, and shall have the final ruling served on the parties no more than 48 hours after conclusion of the hearing, unless otherwise agreed to in writing by the parties.

Discovery shall be allowed only as specifically directed by the arbitrator, and in such a manner as to avoid delay of the time periods set forth herein.

                          b)            Attorney Fees.  If any action is commenced to enforce or interpret this Agreement, the prevailing Party shall be entitled to recover its reasonable attorneys' fees and court costs in addition to any other remedy it may obtain or be awarded, as long as it has voluntarily complied with the arbitration provision set forth hereinabove.  If such a prevailing party has refused or failed to participate in the above-described arbitration process, by, without limitation, non-compliance with the stated time requirements (except as modified by the parties in writing), initially filing an action in some other forum (except as provided for hereinabove), or otherwise, then he shall not be entitled to attorneys fees or costs even if he is the prevailing party in any action arising out of the terms of this Agreement.  Further, any attempt to file in some other forum may be opposed by the responding party by a motion to compel arbitration, or other relevant motion. The Parties agree that the forum shall be within the county of San Diego.

5.            Miscellaneous.
a)            California Corporate Securities Law.  the sale of the securities which are the subject of this agreement has not been qualified with the commissioner of corporations of the state of california and the issuance of the securities or the payment or receipt of any part of the consideration therefor prior to the qualification is unlawful, unless the sale of securities is exempt from qualification by section 25100, 25102 or 25105 of the california corporations code.  the rights of all parties to this agreement are expressly conditioned upon the qualification being obtained, unless the sale is so exempt.

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b)            No General Solicitation. Neither the Company nor any person participating on the Company's behalf in the transactions contemplated hereby has conducted any "general solicitation," as such term is defined in Regulation D promulgated under the Securities Act, with respect to any of the Units being offered hereby.
c)            No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the securities issuable pursuant to this agreement to the Investors. The issuance of the securities issuable pursuant to this agreement to the Investors will not be integrated with any other issuance of the Company's securities (past, current or future) for purposes of any stockholder approval provisions applicable to the Company or its securities or the Securities Act.
d)            No Brokers. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.
e)            Governing Law and Venue.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law. Each of the parties hereto irrevocably submits to the jurisdiction of the courts of San Diego County for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby.
f)            Entire Agreement; Enforcement of Rights.  This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them.  No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement.  The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.
g)            Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.
h)            Construction.  This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

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i)            Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by fax or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party's address or fax number as set forth below or as subsequently modified by written notice.
j)            Successors and Assigns.  The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company's successors and assigns.  The rights and obligations of Investor under this Agreement may only be assigned with the prior written consent of the Company.
k)            Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
PURCHASER:	SELLER:

By: Name: A Nevada Corporation Address: Tax ID#	By: /s/ Sandro Piancone Mexico Sales Made Easy, Inc. Sandro Piancone, President Address:

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